                                AMENDMENT NO. 11
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT

     This Amendment dated as of March 31, 2006, amends the Master Investment Advisory Agreement (the "Agreement"), dated September 11, 2000, between AIM Investment Funds, a Delaware statutory trust, and A I M Advisors, Inc., a Delaware corporation.

                                   WITNESSETH:

     WHEREAS, the parties desire to amend the Agreement to add four portfolios, AIM China Fund, AIM Enhanced Short Bond Fund, AIM International Bond Fund and AIM Japan Fund, to the Agreement;

     NOW, THEREFORE, the parties agree as follows;

     1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                   "APPENDIX A
                            FUNDS AND EFFECTIVE DATES

                                    EFFECTIVE DATE OF
NAME OF FUND                       ADVISORY AGREEMENT
------------                       ------------------
AIM China Fund                       March 31, 2006
AIM Developing Markets Fund         September 1, 2001
AIM Enhanced Short Bond Fund         March 31, 2006
AIM Global Health Care Fund         September 1, 2001
AIM International Bond Fund          March 31, 2006
AIM Japan Fund                       March 31, 2006
AIM Trimark Endeavor Fund           November 3, 2003
AIM Trimark Fund                    November 3, 2003
AIM Trimark Small Companies Fund    November 3, 2003"

                                   "APPENDIX B
                           COMPENSATION TO THE ADVISOR

     The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                                 AIM CHINA FUND
                                 AIM JAPAN FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $250 million ...............................................      0.935%
Next $250 million ................................................       0.91%
Next $500 million ................................................      0.885%
Next $1.5 billion ................................................       0.86%
Next $2.5 billion ................................................      0.835%
Next $2.5 billion ................................................       0.81%
Next $2.5 billion ................................................      0.785%
Over $10 billion .................................................       0.76%

                           AIM DEVELOPING MARKETS FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $500 million ...............................................      0.975%
Next $500 million ................................................       0.95%
Next $500 million ................................................      0.925%
On amounts thereafter ............................................       0.90%

                          AIM ENHANCED SHORT BOND FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $1 billion .................................................       0.45%
Next $4 billion ..................................................      0.425%
Over $5 billion ..................................................       0.40%

                           AIM INTERNATIONAL BOND FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $250 million ...............................................       0.65%
Next $250 million ................................................       0.59%
Next $500 million ................................................      0.565%
Next $1.5 billion ................................................       0.54%
Next $2.5 billion ................................................      0.515%
Next $5 billion ..................................................       0.49%

Over $10 billion .................................................      0.465%

                           AIM GLOBAL HEALTH CARE FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $350 million ...............................................       0.75%
Next $350 million ................................................       0.65%
Next $1.3 billion ................................................       0.55%
Next $2 billion ..................................................       0.45%
Next $2 billion ..................................................       0.40%
Next $2 billion ..................................................      0.375%
Over $8 billion ..................................................       0.35%

                            AIM TRIMARK ENDEAVOR FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $1 billion .................................................      0.80%
On amounts thereafter ............................................      0.75%

                                AIM TRIMARK FUND
                        AIM TRIMARK SMALL COMPANIES FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $1 billion .................................................      0.85%
On amounts thereafter ............................................      0.80%"

     2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

                                        AIM INVESTMENT FUNDS


Attest: /s/ Ofelia M. Mayo              By: /s/ Robert H. Graham
        -----------------------------       ------------------------------------
        Assistant Secretary                 Robert H. Graham
                                            President

(SEAL)

                                        A I M ADVISORS, INC.


Attest: /s/ Ofelia M. Mayo              By: /s/ Mark H. Williamson
        -----------------------------       ------------------------------------
        Assistant Secretary                 Mark H. Williamson
                                            President

(SEAL)